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                                                                 EXHIBIT 10.18

                                  ALL-INCLUSIVE
                                 PROMISSORY NOTE

$4,920,000.00
                                                           Olympia, Washington
                                                           July 10, 1990

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of BOETTCHER WESTERN PROPERTIES II, LTD., a Colorado limited partnership ("Holder"), at 828 17th Street, Suite 400, Denver, Colorado 80202, or such other place as Holder may designate from time to time in writing, Four Million Nine Hundred Twenty Thousand and no/100 Dollars ($4,920,000.00), with interest on the outstanding principal balance as provided below and upon the following terms and conditions:

     1. UNDERLYING FINANCING

        This Note is secured by that certain Deed of Trust, Assignment of Rents and Security Agreement of even date herewith (the "Deed of Trust") encumbering certain real and personal property described therein located in the City of Olympia, County of Thurston, State of Washington (the "Property"). The Property is also encumbered by that certain prior Deed of Trust and Security Agreement (the "LNL Deed of Trust") dated July 23, 1988, granted by Holder, as grantor, to Security Union Insurance Company, as trustee, for the benefit of The Lincoln National Life Insurance Company, an Indiana corporation ("LNL") as beneficiary, to secure repayment of that certain Promissory Note executed by Holder in the original principal amount of $3,600,000.00 and also dated July 23, 1988 (the "LNL Note"). The LNL Deed of Trust was recorded with the Thurston County Auditor on July 27, 1988, under Thurston County Recording No. 8807270148. The LNL Note is also secured by that certain General Assignment of Leases dated July 23, 1988, and recorded under Thurston County Recording No. 8807270150 (The "LNL Assignment of Leases"), that certain Assignment of Rents and Profits dated July 23, 1988, and recorded under Thurston County Recording No. 8807270151 (the "LNL Assignment of Rents"), that certain Assignment of Management Agreement dated July 23, 1988, and recorded under Thurston County Recording No. 8807270152 (the "LNL Assignment of Management Agreement"), that certain UCC-1 filed in Thurston County under Recording No. 8807270149 (the "LNL UCC"), that certain Security Agreement dated July 23, 1988, and recorded under Thurston County Recording No. 8807270153 (the "LNL Security Agreement"), and those certain UCC-1 Financing Statements filed with the Washington State Department
of Licensing, UCC Division, under File Nos.  88-209-0105 and 88-209-0106   (the
"LNL Financing Statements"). The LNL Note, the LNL Deed of Trust, the LNL Assignment of Leases, the LNL Assignment of Rents, the LNL Assignment of Management Agreement, LNL UCC-1, the LNL Security Agreement and the LNL Financing Statements are hereinafter called the "LNL Loan Documents." This Note is an all-inclusive, or "wrap-around," note and, by reason thereof, the balance herein stated includes the balance of the LNL Note.
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     2. INTEREST

     Interest will begin to accrue on the date of this Note and will be computed, based on a 365-day year and actual days elapsed, on the outstanding principal balance as it may exist from time to time. The initial rate of interest shall be nine and 68/100 percent (9.68%) per annum. All past due installments of interest and principal, or any portion thereof, not paid when due shall, at the option of Holder, bear interest at a per annum rate which shall be the lesser of (i) 5% per annum in excess of the interest rate otherwise applicable to this Note or (ii) the maximum amount allowed by law ("Default Rate"). During the existence of any default hereunder or under the Deed of Trust, the entire unpaid balance of principal shall, at the option of Holder, bear interest at the Default Rate.

     The LNL Note gives LNL the option and discretion to increase the interest rate payable on said Note to a rate equal to LNL's best mortgage rate for comparable loans and comparable properties, as of the time of exercise of said option, which option may be elected by LNL by written notice of such election sent to Holder by registered or certified mail not less than 90 days prior to August 1, 1991. Holder agrees to send said notice to Maker within three days after Holder has received said notice from LNL. If LNL elects to increase the interest rate under the LNL Note, then interest on this All-Inclusive Note shall be increased by an amount equal to one-half of the increase under the LNL Note and monthly payments, as set forth hereinbelow, shall be adjusted accordingly. For example, if LNL elects to increase the interest rate under the LNL Note from 9.75% to 10.25% and the principal balance then due on the LNL
Note is $3,580,000.00, additional interest on the LNL Note (disregarding the effect of principal payments, for purposes of this example) would be $17,950, additional interest due under this Note would be $8,975.00, and monthly payments under this Note would be increased by $747.92 per month. Increased interest, under the provisions of this Note, shall accrue in tandem with the LNL Note, i.e., from and after August 1, 1991; provided, however, without regard to the increase elected by LNL under the LNL Note, interest hereunder shall not be increased by more than $71,600.00 per year or $5,996.67 per month. Upon written request of Maker, Holder shall notify LNL that it rejects said increase but only if Maker (i) notifies Holder hereof in writing of said rejection within 20 days after receiving notice of LNL's exercise of its option and (ii) prepays in full (without penalty) entire principal amount and any accrued interest due on this Note, such prepayment to occur on August 1, 1991.

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     3. PAYMENTS

     Accrued interest only on the outstanding principal balance of this Note shall be due and payable on the first day of the calendar month next following the date of this Note. Thereafter, on the first day of each succeeding calendar month, interest only in the amount of $39,688.00 per month shall be due and payable until June 1, 1995, when the entire amount of outstanding principal and accrued but unpaid interest shall be immediately due and payable. If interest under this Note is increased, in the manner set forth in the preceding paragraph 2 hereof, by reason of LNL's electing to increase the interest rate under the LNL Note, then the monthly interest only payments under this Note shall increase, commencing September 1, 1991, by an amount equal to one-half of the additional interest payable by Holder to LNL (but in no event more than $5,966.67) so that all accrued and unpaid interest is paid monthly the first day of each calendar month.

     If any of the payments of principal or interest are not so paid when due, or if any other indebtedness of Maker to Holder is not paid when due, or if Maker remains in default under or in breach of any term or condition contained in the Deed of Trust securing this Note or contained in any of the LNL Loan Documents, five (5) days after written notice of such default or breach from Holder to Maker, the whole sum of principal and interest shall become due and payable at the option of the Holder hereof without any notice, demand, or the necessity of dishonor. If the entire outstanding balance hereof becomes due and payable, whether by acceleration or at maturity, the total principal balance and all accrued interest shall thereafter bear interest at the Default Rate. Maker shall be responsible for any prepayment premiums or other charges that come due under the LNL Loan Documents by reason of any default by Maker.

     If any payment of principal or interest, or principal and interest combined, due under this Note, or any amounts due under the Deed of Trust, are not paid when due, Holder shall be entitled to damages for the detriment caused thereby in an amount equal to four cents ($.04) for each one dollar ($1.00) of each payment which becomes delinquent. A similar charge of $.04 for each dollar overdue shall be charged on the due date of each subsequent payment so long as such dollar(s) remains unpaid. Payments are deemed timely paid if received by the date due or postmarked five (5) days in advance thereof.

     Maker and Holder shall use their best efforts to obtain and maintain an escrow service to which Maker shall make all payments under this Note and which such escrow shall then make the payment to LNL under the LNL Note, with the balance to be paid to Holder. Maker shall be required to pay any set-up fee of the escrow service (but not to exceed $100.00) and Holder shall pay the monthly service fee for said escrow service (but not to exceed $10.00 per month). In the event that Maker and Holder are


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not able to obtain an escrow service to perform the aforesaid payments for the fees provided, Maker shall have the right to make payments directly to LNL under the LNL Note, so long as Maker complies with the terms and conditions of said Note (including, but not limited to, the requirement that all payments under the LNL Note shall be made by electronic fund transfer debit entries at an Automated Clearing House member bank) and to subtract the amount of such payments made from the amount then or thereafter due to Holder, paying to Holder directly only the difference between each payment due under this Note and the amount paid to LNL.

     4. PREPAYMENT

     Maker may prepay this Note at any time upon sixty (60) days prior notice, in whole or in part, without penalty; provided, however, that any prepayment of this Note which reduces the principal balance hereof below the then principal balance of the LNL Note shall only be allowed to the extent prepayment is allowed under the LNL Note and then only so long as Maker pays all prepayment penalties or premiums or other charges required to be paid under the LNL Note by reason of said prepayment.

     5. COMPLIANCE WITH LNL DOCUMENTS

     Provided Maker is not in default of its obligations under this Note or the Deed of Trust securing this Note, Holder agrees that it will fully and completely perform, in a timely manner, each, every, and all obligations under the LNL Documents, except those obligations which are assumed by Maker under this Note or the Deed of Trust securing this Note. Holder further agrees (i) to give immediate written notice to Maker upon the receipt of any notice of default under the LNL Documents; and (ii) that it will not modify, alter, or amend the LNL Documents, or waive or relinquish any rights thereunder, without Maker's prior written consent. Holder agrees that it will neither commit, nor knowingly cause to exist, any act or condition which would cause a default under the LNL Documents. Any acts or omissions of Maker which would cause a default under the LNL Loan Documents shall not in any way be attributable to Holder.

     Holder hereby agrees to indemnify, defend and hold harmless Maker from any loss, damage, expense, or liability incurred as a result of the breach or default by Holder under the LNL Loan Documents, including reasonable attorney's fees, provided such breach or default is not occasioned by the breach or default of Maker of its obligations hereunder or under the Deed of Trust.

     Maker agrees that it will neither commit, nor knowingly cause or allow to exist, any act or condition that would cause Holder to be in default under the LNL Documents.




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     6. NON-RECOURSE PROVISIONS

     Notwithstanding the terms of this Note or any document executed to secure the same, and except to the extent Maker or any person or entity comprising Maker are otherwise liable in some capacity other than as Maker of this Note or as grantor, assignor or debtor in any lien or security interest granted to secure this Note, neither Maker nor any person or entity comprising Maker shall have any personal liability for the repayment of any amounts evidenced hereby or for the performance or observance of any covenant, indemnification or condition contained in any of said documents and no personal or deficiency judgment shall be sought or entered against Maker or any person or entity comprising Maker as a result of any default; provided, however, Maker shall be liable to Holder to the extent of Holder's losses, liabilities and damages caused by (i) during any period that Maker is in default under the Note or any provision of the Deed of Trust the retention of any rental or other income arising with respect to the Property which is collected by Maker and which is not applied to the repayment of the Note secured by this Deed of Trust or to normal operating expenses of the Property during any period that Maker is in default under the Note or any provision of the Deed of Trust; (ii) the failure by Maker to return tenants' security deposits to tenants of the Property, as required by the terms of such tenants' leases or rental agreements or by Washington law; (iii) the misapplication by Maker of any insurance proceeds or awards in condemnation or proceeds of sale in lieu thereof in violation of the terms of the Deed of Trust; (iv) the retention of any rental or other income arising with respect to the Property which is collected by Maker more than one month in advance; provided that the liability for damages described in this paragraph shall not cause Maker or the partners of Maker to be liable for the payment of the principal and interest of this Note other than to the extent of such damages; and (v) the presence of any "Hazardous Material" (as defined in the Deed of Trust) on, in or under the Property, if, but only if, such Hazardous Material was not on, in or under the Property upon the date of this Note.

     Nothing contained in the foregoing paragraph shall in any manner or way constitute or be deemed to be a release or impairment of the debt evidenced by this Note or otherwise affect or impair the enforceability of this Note or the liens, assignments, rights, and security interests securing this Note, except to the extent expressly provided herein. Further, nothing in the foregoing paragraph shall preclude Holder from foreclosing under the Deed of Trust securing this Note, proceeding without limitation against any and all security for this Note, or from enforcing any of its rights or remedies in law or in equity except as expressly provided in the foregoing paragraph. Maker further acknowledges and agrees that all property pledged or assigned by Maker to Holder is security for the entirety of all

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indebtedness evidenced by this Note.

     7. DUE ON SALE

     Maker acknowledges and agrees the indebtedness evidenced by this Note is personal to Maker, and that Maker's, and its managing general partner, Harlan Bixby's, personal responsibility, financial capability and control of the Property are material inducements upon which Holder has relied in accepting this Note from Maker and upon which LNL relied in consenting to the sale of the Property from Holder to Maker. If Maker should sell, assign, alienate, transfer or contract to sell, assign, alienate or transfer title to or possession of any part of the Property by deed, assignment, contract of sale, lease with an option to purchase or other transfer or conveyance agreement, or if Harlan Bixby sells or otherwise disposes of his partnership interest or is no longer managing general partner of Maker, in either event other than by reason of death or disability of Harlan K. Bixby, Holder may, in its sole discretion, declare the entire principal balance of this Note (plus interest at the Default
Rate) immediately due and payable. Maker shall be solely responsible for payment of any prepayment premiums or charges incurred as a result of any transfer of the Property by Maker or transfer by Harlan K. Bixby in violation of this paragraph.

     8. GOVERNING LAW

     This Note is to be governed and construed by the laws of the State of Washington.

     9. NOTICE PROVISION

     Except for any notice required under applicable law to be given in another manner, any notice to Maker or Holder provided for in this Note shall be given by mailing such notice by registered or certified mail, return receipt requested, or by personal delivery by a recognized "overnight, door-to-door" carrier addressed to Maker or Holder at the addresses stated herein or at such other addresses as they may designate by notice as provided herein. Any notice provided for in this Note shall be deemed to have been served and received on the date of actual delivery as shown by the addressee's registry or certification of receipt or at the expiration of the second (2nd) day after the date of mailing or depositing with the courier, whichever is earlier in time. If notice cannot be so given by reason of force majeure, including without limitation strike, another available method reasonably calculated to effect such notice shall suffice.

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     10. WAIVER OF PRESENTMENT

     Maker and all endorsers, sureties, accommodation parties and guarantors of this Note and each of them, and all other persons liable or to become liable on this Note, jointly and severally waive (a) diligence, demand, protest, presentment for payment, and (b) notice of nonpayment, of protest, of demand, of dishonor and of maturity and recourse to suretyship defenses generally. Each and every party signing or endorsing this Note binds itself as a principal and not as a surety. In any action or proceeding to recover any sums herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. This Note shall bind each Maker and its successors and assigns and the marital community of each Maker, jointly and severally.

     11. BUSINESS PURPOSE

     Maker represents and warrants to Holder that the proceeds of this Note shall be used by Maker exclusively for commercial and business purposes, and that none of the proceeds of this Note shall be used by Maker for personal, family or household purposes.

     12. COSTS AND EXPENSES

     Subject to Paragraph 6 hereof, Maker and all endorsers, guarantors, accommodation parties and all other persons or entities liable or to become liable for the Note shall be jointly and severally liable for all costs, expenses and fees incurred by or on behalf of Holder in connection with this Note, including without limitation: (a) costs incurred by Holder in connection with any default by Maker relating to this Note or determination of any rights or remedies of Holder under this Note; (b) costs and expenses in protecting the security for this Note or in foreclosing or enforcing the Deed of Trust or any other Loan Document; and (c) lawyer's costs and fees, incident to subparagraphs
(a) and (b). All such parties shall be liable for such costs and fees and expenses, regardless of whether or not suit is brought and in courts of jurisdiction, appellate jurisdiction, bankruptcy court or in original other legal proceedings. Any judgment recovered by Holder shall bear interest at the Default Rate, not to exceed the highest rate then permitted by law on such a judgment.

     13. JURISDICTION AND VENUE

     The parties hereto hereby irrevocably submit to the jurisdiction of any federal, state or other court sitting in the county (as to State courts) or federal court district (as to Federal courts) in which the real property which is the subject of the Deed of Trust is located, and agree that venue in any suit or action hereunder may, at the election of Holder, be in any court having jurisdiction and they will not claim that any such

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forum selected is an inconvenient forum.

     DATED as of the day and year first above-written.

Maker:                WESTLAKES APARTMENTS LIMITED PARTNERSHIP,
                      A CALIFORNIA LIMITED PARTNERSHIP

                      By:  /s/ HARLAN K. BIXBY
                           -------------------------------
                           HARLAN K. BIXBY, General Partner
                           624 West Duarte Road, Suite 207
                           Arcadia, California 91006

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                         ENDORSEMENT TO PROMISSORY NOTE
                            EXTENDING MATURITY DATE

     This Endorsement to Promissory Note is made effective the 1st day of June, 1995, by and between BOETTCHER WESTERN PROPERTIES II, LTD., a Colorado limited partnership ("Lender") and WESTLAKES APARTMENTS LIMITED PARTNERSHIP, a California limited partnership ("Borrower").

     1. Borrower has previously executed that certain All-Inclusive Promissory Note dated July 10, 1990 (the "Note") in favor of Lender in the amount of FOUR MILLION NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($4,920,000.00), which
Note is secured by that certain Deed of Trust dated July 10, 1990, and recorded in Thurston County, Washington on July 10, 1990, under Thurston County Recording No. 9007100187 (the "Deed of Trust"). Under the terms of the Note, the entire amount of the outstanding principal and accrued, but unpaid, interest is due in full on June 1, 1995 (the "Maturity Date"). Borrower has requested of Lender that the Maturity Date of the Note be extended to August 1, 1995, to which request Lender has agreed upon the terms and conditions contained herein.

     2. Lender hereby agrees that the Maturity Date of the Note is extended to August 1, 1995.

     3. Lender agrees with Borrower that the following shall be credited against repayment of the Note at the time of full repayment of the Note:

         (a) Borrower shall be credited with the positive difference between:
     (1) the actual interest paid by Borrower to Lender under the Note from, and including, June 1, 1995, through, and including, the earlier of: (i) full repayment of the Note, or (ii) July 31, 1995, and (2) the interest that would have accrued under the Note at the interest rate that Borrower is given on the loan that Borrower obtains to pay off the Note; provided, that the maximum credit to Borrower under this subparagraph 3(a) shall be $8,400; and provided, further, that the loan Borrower obtains to pay off the Note shall be a fixed rate loan and shall have a term of not less than five (5) years. To illustrate the foregoing, if the interest rate on the loan Borrower obtains is 9%, and the pay off occurs on August 1, 1995, Lender will credit Borrower with the sum of $5,576, computed as follows:
     $4,920,000 x (9.68% - 9.00%) x 2/12 = $5,576.00.

         (b) Borrower shall be credited with $5,000.00 to help defray Borrower's legal and any other costs

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     associated with the extension. Borrower shall not be required to substantiate its costs.

     4. Borrower represents and warrants to Lender that Borrower has no defenses or claims of offset to payment of the Note or any other defenses or offsets with respect to the Note or the Deed of Trust.

     5. This Agreement shall only become effective upon Lender's receipt of an Endorsement 110.5A to Lender's Title Insurance Policy No. 22901 issued by First American Title Insurance Company, which endorsement shall be paid by Lender. Each party shall be responsible for their own legal fees and costs associated with the negotiation and execution of this Agreement.

     6. This Agreement constitutes the entire agreement between the parties hereto with respect to the extension of the Loan and shall not be amended, modified or terminated except by a writing signed by both of the parties. The provisions of this paragraph 6 may not be waived except by a written waiver.

     NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BOETTCHER WESTERN PROPERTIES                      WESTLAKES APARTMENTS LIMITED
II, LTD. a Colorado                               PARTNERSHIPO, a California
limited partnership                               limited partnership

By: Boettcher Properties,
    Ltd., a Colorado limited
    partnership

    By: BPL Holdings, Inc. a                      By: /s/ Harlan K. Bixby
        Delaware corporation                          ------------------------
                                                      Harlan K. Bixby
                                                      General Partner

          By: /s/ Vincent L. Dodds
             ----------------------
             Vincent L. Dodds
             Vice-President

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